WARRANT
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH
REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 6 OF THIS WARRANT.

                           MERIDIAN USA HOLDINGS, INC.

                       WARRANT TO PURCHASE 698,947 SHARES

           OF COMMON STOCK, PAR VALUE $.001 PER SHARE (this "Warrant")

Warrant  No.  __

     MERIDIAN USA HOLDINGS, INC, a Florida corporation (the "Company"), hereby certifies that, for value received, U.S. Bancorp Investments, Inc. (the "Holder"), or registered assigns, is the registered holder of a warrant (the
"Warrant") to subscribe for and purchase 698,947 shares of the fully paid and nonassessable Common Stock, par value $.001 per share (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at the price of $1.75 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged in a transaction described in paragraph (d) of Section 4, (b) the term "Date of Grant" shall mean June 16, 2000, and (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise. The term "Securityholder(s)" as used herein means the Holder and the other entity(ies) or person(s) purchasing securities of the Company in connection with the transaction pursuant to which Holder has purchased this Warrant, if any.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through and including the close of business on the seventh anniversary of the Date of Grant (the "Expiration Date").

     2.  Method of Exercise; Payment; Issuance of New Warrant.  Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) to the Company at its address listed on the signature page hereto,along with (i) the delivery of cash, or a certified or official bank check in the amount of such Warrant Price, (ii) by an instruction to the Company to withhold a number of Warrant Shares then issuable upon exercise of the particular Warrant pursuant to Section 8.2 below (the "Net Exercise Option"), (iii) the surrender to the Company of shares of Common Stock previously acquired by the Holder with an aggregate Fair Market Value (as defined in Section 4(i)) equal to such Warrant Price, or
(iv) any combination of the foregoing. In the event of any withholding of Warrant Shares or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Market Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded down to the nearest whole share; provided that the Holder is (i) not subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") or (ii) a bank holding company or an Affiliate (as defined below) of a bank holding company and has the authority to hold Capital Stock pursuant to Section 1843(k)(H) of the BHCA. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within three (3) business days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such three (3) business day period. The term "Affiliate" means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Holder.

     3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the holder of this Warrant or the person to whom such shares are issued), and preemptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     a. Warrant Price Adjustments of Common Stock for Certain Dilutive Issuances, Splits and Combinations. The Warrant Price of the Common Stock shall be subject to adjustment from time to time as follows:

     i. In the event the Company should at any time or from time to time after the Date of Grant fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of (i) Common Stock, (ii) warrants, options or other rights to subscribe for or to purchase Common Stock or Convertible Securities ("Options"), or (iii) securities convertible into or exchangeable for Common Stock. ("Convertible Securities," and together with Options, "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and issuable with respect to such Common Stock Equivalents.

     ii. If the number of shares of Common Stock outstanding at any time after the Date of Grant is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

     b. Warrant Price Adjustments for Sale of Shares Below Conversion Price.

     i. If at any time or from time to time after the Date of Grant, the Company issues or sells, or is deemed by the express provisions of this Section 4(b) to have issued or sold, Additional Shares of Common Stock (as defined in clause v below)), other than upon a subdivision or combination of, or as a dividend or other distribution on, the Common Stock as provided in Section 4(b), for an Effective Price less than the then existing Conversion Price, then the Warrant Price shall independently be reduced, as of the opening of business on the date of such issue or sale, to the price determined by multiplying the then existing Warrant Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately preceding the date of such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the applicable existing Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock; provided, however, that for the purposes of this clause (i), all shares of Common Stock that would be issuable upon the exercise in full of this Warrant shall be deemed to be outstanding.

     ii. For the purpose of making any adjustment required under this Section 4(b), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deducting any expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale, (B) to the extent it consists of property, be computed as determined in good faith by the Board and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be.

     iii. For the purpose of the adjustment required under this Section 4(b),if the Company issues or sells any Options to purchase Common Stock or any Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Options or Convertible Securities is less than the Warrant Price then in effect, the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amount of consideration, if any, payable to the Company upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If the purchase price provided for in any Option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Price in effect at the time of such change shall be adjusted immediately to the Warrant Price that would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b), if the terms of any Option or Convertible Security that was outstanding as of the Date of Grant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, however, that no such change shall at any time cause the Warrant Price thereunder to be increased. If any such Options issued after the Date of Grant or the conversion privilege represented by any such Convertible Securities issued after the Date of Grant shall expire without having been exercised, the Conversion Price, adjusted upon the issuance of such Options or Convertible Securities issued after the Date of Grant shall be readjusted to the Warrant Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

     iv. For the purpose of the adjustment required under this Section 4(b), if the Company issues or sells any Options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Warrant Price in effect, the Company shall be deemed to have issued at the time of the issuance of such Options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such Options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such Options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such Options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price, adjusted upon the issuance of such Options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such Options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. If the purchase price provided for in any Option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Price in effect at the time of such change shall be adjusted immediately to the Warrant Price that would have been in effect at such time had such option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b), if the terms of any Option or Convertible Security that was outstanding as of the Date of Grant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Warrant Price thereunder to be increased. The provisions of clause (iii) above for the readjustment of the Warrant Price upon the expiration of Options or the rights of conversion of Convertible Securities shall apply, the necessary changes having been made, to the Options and Convertible Securities referred to in this subpart (iv).

     v. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Date of Grant ,whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued
(A) upon conversion of the Company's Preferred Stock; (B) to officers, employees or directors of, or consultants, contractors and advisors to, the Company or any subsidiary (other than Messrs. Galant, Posner and Streisfeld and their respective family members) pursuant to any stock purchase or stock option plans or other awards, contracts or arrangements that are approved by the Company's Board of Directors, which when added together with all such other plans, awards, contracts, or arrangements, if not to exceed 250,000 shares of Common Stock in the aggregate (other than Options, warrants or shares described in clause (D)); (C) a stock split or stock dividend; or (D) pursuant to Options, warrants, notes or other rights, if any, to acquire securities of the Company, that are in existence on, or required by the terms of contracts or agreements existing on, the Date of Grant.

     vi. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(b)), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section
4(b),  for  such  Additional  Shares  of  Common  Stock.

     c. Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(b), then, in each such case for the purpose of this Section 4(c), the Holder shall be entitled to a share of any such distribution as though they were the holders of the number of shares of Common Stock for which this Warrant is exercisable, as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

     d. Recapitalizations. If any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere herein) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon such exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this
Section 4 (including adjustment of the Warrant Price then in effect and the number of shares for which this Warrant can be exercised) shall be applicable after that event as nearly equivalent as may be practicable.

     e. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     f. No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the exercise of this Warrant; in lieu of such fractional shares the Company shall make a cash payment therefor based on the Fair Market Value of a share of Common Stock on the date of exercise.

     g. Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise in full of this Warrant; provided that, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise in full of this Warrant, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

     h. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter calculated to five decimal places.

     i. Determination of Fair Market Value. For purposes of this Warrant, "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five
(5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the NASDAQ National Market ("NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal, or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent
(51%) of all of the Warrant Shares then issuable hereunder (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within ten (10) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section 4(j), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the Fair Market Value per share of Common Stock pursuant to clause (iii) above.

     j. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a subsidiary thereof for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to subparagraph (c) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants, the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this subparagraph (i) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

     5.  Required  Notices.

     5.1 Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall promptly deliver to the holder of this Warrant a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (A) the Warrant Price at the time in effect, and (B) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.
5.2 Other Notices. If at any time prior to Expiration Date: (a) the Company shall declare any dividend payable in any securities or make any distribution to its shareholders; (b) the Company shall offer to its shareholders any additional shares of Common Stock or securities convertible into Common Stock or any right to subscribe for, purchase or otherwise acquire Common Stock, securities convertible or exchangeable into Common Stock or other securities or property; or (c) a dissolution or winding up of the company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed; then in any one or more of such events, the Company shall give notice in writing of such event to the Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be.

     6.  Compliance  with  Securities  Act; Disposition of Warrant or Warrant
Shares.

     a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
(ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE
COMPLYING WITH THE PROVISIONS OF SECTION 6 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

     In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

         i. The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

          ii. The holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a peferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

         iii. The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

          iv. The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

         v. The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

          vi. The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     b. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

     7. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     8.     Additional  Rights.

     8.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty
(30)  days  notice  of  the  terms  and  conditions of the proposed transaction.
8.2     Right  to  Convert  Warrant  into  Common  Stock;  Net  Issuance.
     a. Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 8.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be equal to (A) the aggregate Fair Market Value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion
Right by (ii) the Fair Market Value of one (1) share of Common Stock on the Conversion Date.

Expressed  as  a  formula,  such  conversion  shall  be  computed  as  follows:
     X  =  A  -  B
           -------
              Y

Where:     X  =     the  number  of shares of Common Stock that may be issued to holder
     Y  =     the  Fair  Market  Value  (FMV)  of  one (1) share of Common Stock
     A  =     the  aggregate  FMV  (i.e.,  FMV  x  Converted  Warrant  Shares)
     B = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the Fair Market Value of the resulting fractional share on the Conversion Date. For purposes of Section 8 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

     b. Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

     9. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

     a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

     b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

     c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

     d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby and except for such conflicts and contraventions as will not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on the Warrant Shares so issued or the Company's ability to perform its obligations hereunder;

     e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

     f.  The authorized capital stock of the Company consists of the following:

          i. 20,000,000 shares of Common Stock, 6,191,399 of which are issued and outstanding as of the Date of Grant.

          ii. 1,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), 3,500 of which have been designated Series I Preferred Stock (the "Series I Preferred") (3,500 of which are issued and outstanding as of the Date of Grant); and 8,500 of which as of the Date of Grant will have been designated Series II Preferred Stock (the "Series II Preferred") (none of which shall be issued and outstanding at the Date of Grant.)

     g. Other than as set forth in Schedule 9, there are no subscriptions, warrants, options, convertible securities, and other rights (contingent or otherwise) to purchase or otherwise acquire (directly or indirectly) equity securities of the Company (the "Other Securities"). Schedule 9 includes the number of shares of equity securities underlying such Other Securities, the exercise or conversion price of such Other Securities, the date such Other Securities were issued, the date such Other Securities are exercisable or convertible and any expiration date with respect thereto. The Company has reserved 2,063,030 shares of Common Stock for issuance upon conversion of the currently outstanding shares of Preferred Stock and exercise or conversion of the Other Securities.

     h. The Company has reserved 492,500 shares of Common Stock for issuance of options and restricted stock to directors, employees or consultants pursuant to stock plans or other compensatory arrangements approved by the Board of Directors of the Corporation, of which shares 392,500 have been issued and are outstanding as of the date hereof.

     Except (i) as set forth above in this Section g, (ii) for the rights granted in this Warrant, the $8,000,000 aggregate principal amount of Series A Convertible Notes of the Company due 2010, and the Series II Preferred, and
(iii) for the rights granted to holders of Series I Preferred pursuant to the Series I Designation, as of the date hereof there are outstanding no subscriptions, options, calls, warrants, conversion privileges, preemptive rights, rights of first refusal or other similar commitments or rights to which the Company is a party or by which the Company is bound, with respect to the purchase or other acquisition of any of the authorized but unissued capital stock of the Company. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

          i. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or any security convertible into or exchangeable for any of its Common Stock.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

     12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to conflict of law principles.

     16. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     17. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     18. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     19. No Impairment of Rights. The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                            [Signature page follows.]

     Signature  Page  1  of  1


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

     MERIDIAN  USA  HOLDINGS,  INC.

By:   /s/  Mark  Streisfeld
      Name:  Mark Streisfeld
      Title: President
     Address:3350  2nd  Avenue
             Suite  A-28
             Boca  Raton,  FL  33431

             Dated:  as  of  June  16,  2000


                                    EXHIBIT A
                               NOTICE OF EXERCISE


To:     MERIDIAN  USA  HOLDINGS,  INC.

     1.     The  undersigned  hereby  elects to purchase        shares of Common
Stock of Meridian USA Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

     _______________________________
     (Name)
     _______________________________
     _______________________________
     (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

     __________________________________
     (Signature)
     _____________________
     (Date)


                                   SCHEDULE 1
                       INVESTMENT REPRESENTATION STATEMENT


Purchaser:
Company:     Meridian  USA  Holdings,  Inc.
Security:     Common  Stock
Amount:
Date:

     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

     (b) The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     Purchaser:__________________________

     Date:__________________